Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the North Square Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the North Square Investment Trust for the year ended October 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the North Square Investment Trust for the stated period.

/s/ Mark D. Goodwin Mark D. Goodwin President, North Square Investments Trust	/s/ Alan E. Molotsky Alan E. Molotsky Treasurer, North Square Investments Trust
Dated: January 10, 2022	Dated: January 5, 2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by North Square Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.